Exhibit 11
ALDA Pharmaceuticals Corp.

Audit Committee Charter

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

1.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Mandate

1.1.

The mandate of the Audit Committee established pursuant to this charter is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, and report thereon to the Board of Directors.  Within this mandate, the Audit Committee’s role is to:

(a)

support the Board of Directors in meeting its responsibilities to shareholders;

(b)

enhance the independence of the external auditor;

(c)

facilitate effective communications between management and the external auditor and provide a link between the external auditor and the Board of Directors;

(d)

increase the credibility and objectivity of the Company’s financial reports and public disclosure.

1.2.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

2.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Membership

2.1.

Each member of the Audit Committee must be a director of the Company.

2.2.

The Audit Committee will consist of at least three members, the majority of whom are considered “independent” as that term is defined in Multilateral Instrument 52-110.

2.3.

The members of the Audit Committee will be appointed annually by and will serve at the discretion of the Board of Directors.

3.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Authority

3.1.

In addition to all authority required to carry out the duties and responsibilities included in this charter, the Audit Committee has specific authority to:

(a)

engage, and set and pay the compensation for, independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities; and

(b)

communicate directly with management and any internal auditor and with the external auditor.

(c)

approve interim financial statements and interim MD&A on behalf of the Board of Directors.

4.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Duties and Responsibilities

4.1.

The duties and responsibilities of the Audit Committee include:

(a)

recommending to the Board of Directors the external auditor to be nominated by the Board of Directors;

(b)

recommending to the Board of Directors the compensation of the external auditor;

(c)

reviewing the external auditor’s audit plan, fee schedule and any related services proposals;

(d)

overseeing the work of the external auditor;

(e)

reviewing the external auditor’s report, audit results and financial statements prior to approval by the Board of Directors;

(f)

reporting on and recommending to the Board of Directors the annual financial statements and the external auditor’s report on those financial statements, prior to Board approval and dissemination of financial statements to shareholders and the public;

(g)

reviewing financial statements, MD&A and annual and interim earnings press releases prior to public disclosure of this information;

(h)

ensuring adequate procedures are in place for review of all public disclosure of financial information by the Company, prior to is dissemination to the public;

(i)

overseeing the adequacy of the Company’s system of internal accounting controls and obtaining from the external auditor summaries and recommendations for improvement of such internal accounting controls;

(j)

overseeing the effectiveness of the internal audit function;

(k)

resolving disputes between management and the external auditor regarding financial reporting;

(l)

establishing procedures to deal with complaints and concerns, from employees and others, regarding questionable accounting or auditing practises;

(m)

reviewing and approving the Company’s hiring policies with respect to partners or employees (or former partners or employees) of either a former or the present external auditor;

(n)

pre-approving all non-audit services to be provided to the Company or any subsidiaries by the Company’s external auditor; and

(o)

overseeing compliance with regulatory authority requirements for disclosure of external auditor services and Audit Committee activities.

4.2.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

4.3.

The Audit Committee will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

5.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Meetings

5.1.

The quorum for a meeting of the Audit Committee is a majority of the members of the Committee who are not officers or employees of the Company or of an affiliate of the Company.

5.2.

The members of the Audit Committee must elect a chair from among their number and may determine their own procedures.

5.3.

The Audit Committee will meet at least twice each year.  The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

5.4.

The Audit Committee will meet separately with the President and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company.

5.5.

The Audit Committee will meet with the external auditor of the Company at least once each year, at such time(s) as it deems appropriate, to review the external auditor’s examination and report.

5.6.

The chair of the Audit Committee must convene a meeting of the Audit Committee at the request of the external auditor, to consider any matter that the auditor believes should be brought to the attention of the Board of Directors or the shareholders.

6.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Reports

6.1.

The Audit Committee will record its recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors’ meeting at which those recommendations are presented.

7.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Minutes

7.1.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.